CMG INTERNATIONAL GROUP
CSI EXPORT & IMPORT - COMERCIAL SANTA INES - CMG CHILE

PARTICIPATIONS CONTRACT

JV

COPPER CONCENTRATE

THIS JOINT VENTURE AGREEMENT, PARTICIPATIONS CONTRACT Commodity Copper Concentrate is dated and entered into as of April 24, 2013,

BETWEEN: **MineralRite Corporation**

AND: **CSI Export and Import**

Partners in J.V or **Participation Contract** are collectively referred to as **the MineralRite Corporation, represented by Mr. Guy Peckham and CSI Export and Import S.A de C.V, represented by Mr. Miguel Guerrero Díaz.**

WITNESSETH:

WHEREAS, the parties are desirous of forming a joint venture, under the laws of the Mexico and Chile by execution of this Agreement for the purposes set forth herein and are desirous of defining their respective responsibilities, interests, and liabilities in connection with the Venture; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties herein agree to constitute themselves as Joint Venture Partners, henceforth, " **Partners**" for the purposes before mentioned, and intending to be legally bound hereby, the parties hereto, after first being duly sworn, do covenant, agree and certify as follows:

1) Venture interests

JV.1- MineralRite Corporation	50% profit
JV.2.- CSI Export and Import S.A de C.V	50% profit

CSI Export as part of the partnership agreement with the Mine has 25% of the profits from the sale of ore. The benefits of the 25% participation shall be split equally between the partners of this Joint Venture Agreement. The effectively reduces the ore purchase price for the JV.

JV 1.- Mineral Rite Co. will pay 100.000 US, immediately after the signing this contract.

The first payment will be 100.000 USD to cover the equipment for miner needs to deliver the first 100MT of copper concentrate. Title to the equipment shall remain in the name of JV.1-MineralRite Corporation. The equipment shall consist primarily of Copper Cathode Plates, Chemicals, and Lab Equipment. The equipment items to be purchased shall be mutually agreed upon between the Partners. (Purchase of the equipment will be by invoice to Name Mineral Rite)

JV.2.- CSI Export and Import S.A de C.V has an existing 2 year agreement whit extention two years, as an exclusive agreement for the production of the mine, which will be for the benefit of the Joint Venture Partners. Documentation satisfactory to MineralRite shall be provided that substantiates this 2 year exclusive agreement for the production of the mine.

CSI EXPORT AND IMPORT
S.A. DE C.V

CMG INTERNATIONAL GROUP
CSI EXPORT & IMPORT - COMERCIAL SANTA INES - CMG CHILE

(The contract with the Mine in Chiapas is renewable for two years, and the contract with the mining of Jalisco is renewable for five years.)

This new joint venture will have the purpose of developing a joint operation in search of mining opportunities in copper, iron ore in Chile, Mexico and others. Future projects, funding and operations shall be mutually and previously agreed upon between the Partners.

MineralRite having no customers for the purchase of copper concentrate in a prudent period of two weeks after the agreed delivery times, CSI Export and Import, is the offer to their own customers.

Mine Locations: Chiapas México and Jalisco México.

With respect to the method for sale of the mineral, Mineralrite can sell it to new customers and existing mine customers, and (CSI) will invoice for the amount corresponding to the sale Price established by MineralRite. Additional details of this invoicing shall be agreed upon by the parties, with the intent of establishing transactions that flow thru MineralRite for accounting purposes.

Upon execution of this Agreement, the participation contract Partners shall each own the following interests in the Venture:

Participations Contract	Quantity
Mineral Rite Corporate	50%
CSI Export and Import	50%

Allocations of net profits and losses:

Subject to the provisions of this Article, the Net Profits and Losses of the Venture (including any net "book" gains of the Venture resulting from a capital event) shall be allocated to the Joint Venture Partners in the following priority:

(a) NET PROFITS:

(i) Net profits are to be distributed after agreed release of capital by a minimum of two Joint Venture Partners.

(ii) When per the final commodity contracts, the capital and/or banking instrument(s) are cleared per the instructions of the contracts

(iii) Net profits shall be distributed on a specific determination submitted as an addendum referencing the formal and final commodity contract.

(iv) An example of procedure and profit structure is as follows.

- **JV1 Establishes the price and submits same to the buyer.**
- **Administrations Cost,**
- **Transportations Cost;**
- **BL**

CSI EXPORT AND IMPORT
S.A. DE C.V

CMG INTERNATIONAL GROUP
CSI EXPORT & IMPORT - COMERCIAL SANTA INES - CMG CHILE

- **SGS**
- **Assays**
- **Storage receipts**
- **Or any material that would provide satisfactory validation of product, quality and quantity.**
- **JV2 Establishes minimum contract purchase price of concentrate.**

Sales Price to Buyer:	(+)
Total Cost (Administrative & Production Cost):	(-)
Profit:	(+)

Example: April 24,2013

Purchases Cost of Concentrate:

LME x 54.7% x Cu% =

LME US$ 6.810. 00 x 54.7% = US$ 3.725.07 x Cu % 44.62% = US$ 1.662.13 (Less Costs).

costs subject to variation depending on Cu%, other minerals and penalties.

Paid: TT (bank transfer) at loading port.

PREMIUM AND PENALTIES

	Guarantee	Rejection
Cu	44.62%	40%

PENALTIES FOR IMPURITIES

TYPES OF IMPURITIES 杂质种类	TOLERANCE 可接受值	MAXIMUM ACCEPTABLE最大限额	TOLERANCE ON PUNISHMENT FOR EACH: 最大限额内，超出可接受值罚款金额		
			0.10%	1%	10 PPM
Arsenico As	0,2%	0,4%	Usd 1.99		
Antimonio Sb	0,1%	0.5%	Usd 4.00		
Zinc Zn	4,0%	6.0%	Usd 0.10		
Plomo Pb	0,5%	4.0%	Usd 0.20		
Magnesita Mg	0,8%	5.0%	Usd 0.50		
Cromita Re	0,1%	0.8%	Usd 1.00		
Cloro Cl	0.5%	2.5%	Usd 4.00		
Mercurio Hg	5 ppm	100 ppm			Usd 1.50
Cadmio Cd	50 ppm	120 ppm			Usd 1.50
Bismuto Bi	10 ppm	50 ppm			Usd 0.53

MOISTURE CONTENT

Minerals	3,0%	10,0%		Usd 0.10	
Products	10,0%	12,0%		Usd 1.99	

CSI EXPORT AND IMPORT
S.A. DE C.V

CMG INTERNATIONAL GROUP
CSI EXPORT & IMPORT - COMERCIAL SANTA INES - CMG CHILE

Size: **Fines powder**

1.2 **These first $100,000 are required to cover the miner needs to deliver the first 100MT of copper concentrate.**

This New Joint Venture will aim to develop a joint operation in search of mining opportunities in copper and iron ore in Chile, Mexico or other.

It is understood that CSI Export and Import will provide mining, management, production and logistical support and will not contribute moneys.

CSI Export and Import will be part of the management and administration of the new project and will be guided by an agreement between the parties.

Method of Accounting

It is understood and agreed that the method of accounting used by the Administrative Managing Partner for state and federal income tax purposes shall be cash based method and that the accounting year shall be the calendar year.

2. **RESOLUTION OF DISPUTES**

All disputes arising out of this Agreement between the Joint Venture Partners that is not resolvable by good faith negotiations shall be filed in State of NEVADA, United States and shall be settled by arbitration under the rules of the United States. In so agreeing the parties expressly waive their right, if any, to a trial by jury of these claims and further agree that the award of the arbitrator shall be final and binding upon them as though rendered by a court of law and enforceable in any court having jurisdiction over the same.

This contract is part of the contract signed on April 1, 2013.

Electronic signatures is valid

3. **OTHER PROVISIONS**

3.1 **Entire Agreement**

This Agreement constitutes the entire agreement of the parties and may not be altered, unless the same is agreed upon in writing signed and acknowledged by the parties.

3.2 **Governing Law**

This Agreement shall be governed by the laws of the State of Nevada United Estates.

IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on the date indicated below.

	CSI EXPORT AND IMPORT S.A de C.V	Mineral Rite Corporate
Company Name	SCI EXPORT AND IMPORT	Mineral Rite Corporate
Type		
Country	Mexico	USA
Represented by Passport	Miguel Guerrero Diaz 6.007.511-5 Chile	Guy Peckham
Title/Position	CEO, President	PRESIDENT
Date	April 24 , 2013	April 24, 2013
Signature		

CSI EXPORT AND IMPORT
S.A. DE C.V